UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 4)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 18, 2012


                            THE X-CHANGE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Nevada                     002-41703                   90-0156146
(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)

12655 North Central Expressway, Suite 1000, Dallas TX               75243
     (Address of Principal Executive Office)                     (Zip Code)

                                 (972) 386-7350
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 13, 2012, The X-Change Corporation (the "Company") entered into a Settlement Agreement and Addendum to Securities Repurchase Agreement with La Jolla Cove Investors, Inc. On December 8, 2011 La Jolla Cove Investors, Inc. sued the Company in regards to a claimed breach of a convertible debenture dated August 29 and October 9, 2007. The Company filed its answer and cross complaint in the lawsuit. In June both parties determined that it would be in their best interest to settle the suit and cross complaint. As part of the settlement La Jolla Cove Investors, Inc. agreed to extend the Maturity Date of the Debentures to December 31, 2013 and to exercise approximately 2,800,000 Common Stock Warrants at One Dollar ($1.00) per Share as the Debentures are converted.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                 Description of Exhibit
-----------                 ----------------------

10.18* Settlement Agreement and Addendum To Securities Repurchase Agreement And Convertible Debentures

----------
*    filed herewith

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 18, 2012

THE X-CHANGE CORPORATION


By: /s/ R. Wayne Duke
    --------------------------------------
Name:  R. Wayne Duke
Title: President

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